                             UNIT PURCHASE AGREEMENT


                                  by and among

                              SCANVEC AMIABLE LTD.,


                                   TREVED LLC,
                               TWM ASSOCIATES LLC,

                                       and

                                   DAN PURJES

                             UNIT PURCHASE AGREEMENT


         THIS UNIT PURCHASE AGREEMENT is dated as of September 30, 2004, by and among TREVED LLC, a Delaware limited liability company, ("Company"), TWM Associates LLC, a Delaware limited liability company ("TWM") and Dan Purjes (who, through certain affiliates, beneficially owns approximately 34.43% of the issued and outstanding ordinary shares of Buyer) (each, a "Seller," and together, "Sellers"), the record and beneficial owners of all of the outstanding units of membership interest of Company, and Scanvec Amiable Ltd., an Israeli company ("Buyer").

                                   BACKGROUND

         Company owns the software products set forth and described on Schedule A attached hereto (each, a "Company Product").

         The parties hereto desire to provide for the acquisition by Buyer of Company through the sale by Sellers to Buyer of all the outstanding units of membership interest of Company, which are owned beneficially and of record by Sellers, and for certain other matters, all on the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

                        SECTION 1. ACQUISITION OF UNITS

         1.1 Sale and Purchase of Units. Subject to the terms and conditions of this Agreement, at the Closing (as herein defined), each Seller shall sell, transfer and deliver to Buyer units of membership interest of the Company set forth beside his name on Schedule 1.1 hereto, in the aggregate constituting all of the outstanding units of membership interest of the Company owned by him (collectively with respect to all such units owned by all Sellers, the "Units"), and Buyer shall purchase the Units for the consideration set forth in Section 2.

                     SECTION 2. PURCHASE PRICE AND PAYMENT

         2.1 Purchase Price. The aggregate purchase price for the Units (the "Purchase Price") shall consist of 2,000,000 ordinary shares of Buyer, nominal value NIS 1.00 each ("Buyer Stock"). At the Closing, upon surrender to Buyer of certificates representing all and not less than all of the Units issued and outstanding immediately prior to the Closing, Buyer shall issue and deliver to each Seller a certificate representing the number of shares of Buyer Stock set forth beside such Seller's name on Schedule 1.1 hereto (such shares of Buyer Stock, collectively, the "Closing Payment").

                     SECTION 3. ADJUSTMENT FOR LIABILITIES

         3.1 Closing Balance Sheet.

                  (a) Promptly following the Closing, Buyer, Company and Sellers (and their respective affiliates) shall use their best efforts to enable Buyer and Company promptly to prepare or cause to be prepared, in accordance with United States generally accepted accounting principles ("GAAP") consistently applied, (1) consolidated balance sheets of Company as of the opening of business on the Closing Date (as herein defined) and as of the close of business on December 31, 2004, and (2) a statement of operations of Company for the period January 1, 2004 through December 31, 2004. Such balance sheets and statement of operations prepared and finally determined as provided in this
Section 3.1 are collectively referred to herein as the "Closing Statements." Within 45 days following the Closing, Buyer shall deliver to Sellers a final draft of the Closing Statements, together with its calculation of the Closing Date Liabilities (as herein defined) as of the opening of business on the Closing Date.

                  (b) Buyer shall engage a firm of public accountants (the "Auditors") to perform an audit of the Closing Statements in accordance with generally accepted auditing standards and the requirements set forth in this Section and to review Buyer's calculation of the Closing Date Liabilities. Buyer, Company and Sellers shall cooperate fully with such audit and shall use best efforts to cause their respective affiliates so to cooperate, so as to cause the Auditors to complete such audit within 60 days after the Closing. The fees and expenses of such audit shall be paid by Buyer. For the purposes of this Agreement, the "Closing Date Liabilities" shall mean the consolidated liabilities of Company as determined by GAAP consistently applied, except as otherwise specified on Schedule 3.1 hereto, less all liabilities for royalty payments payable to PacTech Financial, Inc. ("PacTech") after the Closing Date in respect of the agreements listed on Schedule 3.1(b) attached hereto (the "PacTech Licenses"), and the "Closing Date Assets" shall mean the consolidated assets of Company as determined by GAAP consistently applied, except as otherwise specified on Schedule 3.1 hereto.

                  (c) If Sellers who as of the Closing own at least 50% of the Units shall have any objections to the Closing Statements or to the calculation of the Closing Date Liabilities or of the Closing Date Assets, Buyer and such Sellers shall attempt in good faith to reach an agreement as to the matter in dispute. If Buyer and such Sellers shall have failed to resolve such disputed matter within 20 business days after receipt of notice of such objection, then any such disputed matter may, at the insistence of Buyer or such Sellers, be submitted to and determined by an accounting firm that is independent from Buyer and such Sellers and is reasonably acceptable to Buyer and such Sellers. The fees and expenses of any such accounting firm incurred in resolving the disputed matter shall be equitably apportioned by such accountant based upon the extent to which Buyer or such Sellers are determined by such accountants to be the prevailing party. The definitive Closing Statements and calculation of the Closing Date Liabilities and the Closing Date Assets shall, after resolution of any disputes pursuant to this Section 3.1, be verified by the Auditors and/or such accounting firm, as appropriate, as in accordance with the requirements of this Section 3.1 and shall be final, binding and conclusive on all parties hereto.

         3.2 Pledge of Buyer Stock; Post Closing Adjustment.

                  (a) For purposes of this Agreement:

                           (i) "Net Closing Date Liabilities" shall mean the
Closing Date Liabilities as conclusively determined pursuant to Section 3.1, less the amount of all liabilities and obligations of Company to any and all Sellers (such amount, the "Seller Liabilities");

                           (ii) "Excess Liabilities" shall mean (i) the amount,
if any, by which the Net Closing Date Liabilities exceeds $5,000, plus (ii) the full amount of the Seller Liabilities; and

                           (iii) "Cash Equivalent Deficiency Amount" shall mean
the amount, if any, by which $1,000,000 exceeds the aggregate amount of cash and U.S. Treasury Bills included among the Closing Date Assets.

                  (b) From and after the Closing, Sellers shall be responsible, jointly and severally, for the repayment to Buyer upon demand of (i) the Excess Liabilities, (ii) the Seller Liabilities, (iii) the Cash Equivalent Deficiency Amount and (iv) the full amount of all liabilities and obligations of Company incurred by Company or Buyer after the Closing Date but directly or indirectly arising out of or relating to the operation of Company's business or ownership of the Company Products prior to the Closing Date, whether contingent or otherwise, fixed or absolute, known or unknown, matured or unmatured, present, future or otherwise, other than performance obligations of Company under license agreements relating to the Company Products (collectively, the "Secured Obligations"). As security for the Secured Obligations, each Seller shall enter into a Pledge Agreement in substantially the form attached hereto as Exhibit 3.2(b) (each, a "Pledge Agreement") pursuant to which, among other things, (i) such Seller shall grant the Company a security interest in the shares of Buyer Stock to be issued to such Seller hereunder, and (ii) such Seller shall agree not to sell, encumber or otherwise transfer or grant any other interest in such shares for a period of one year after the Closing.

          SECTION 4. REPRESENTATIONS AND WARRANTIES REGARDING SELLERS

         Each Seller severally hereby represents and warrants to Buyer, as to himself or itself only, as of the date of this Agreement and as of the Closing Date as follows:

         4.1 Organization and Good Standing. TWM is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all necessary limited liability company power and authority to carry on its business as presently conducted.

         4.2 Power and Authorization. Each Seller has full capacity, legal right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "Seller Transaction Documents") required to be delivered by such Seller prior to or at the Closing. The execution, delivery and performance by each Seller of this Agreement and the Seller Transaction Documents have been duly authorized by all necessary limited liability company action. This Agreement has been duly and validly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of each Seller enforceable against such Seller in accordance with its terms. When executed and delivered as contemplated herein, each of the Seller Transaction Documents shall constitute the legal, valid and binding obligation of each Seller, enforceable against it in accordance with its terms.

         4.3 No Conflicts.

                  (a) Except as described in the Disclosure Statement previously delivered to Buyer (the "Disclosure Statement"), the execution, delivery and performance of this Agreement and the Seller Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

                           (i) violate or conflict with the certificate or
articles of incorporation or bylaws (or other organizational documents) of any Seller, or any law (including, without limitation, principles of common law), statute, regulation, permit, license, certificate, judgment, order, award or other decision or requirement of any arbitrator, court, government or governmental agency or instrumentality (domestic or foreign) (collectively, "Laws"), binding upon any Seller;

                           (ii) violate or conflict with, result in a breach of,
or constitute a default or otherwise cause any loss of benefit under any agreement or other obligation to which any Seller is a party or by which it or any of its assets are bound, or give to others any rights (including rights of termination, foreclosure, cancellation or acceleration), in or with respect to any Seller or any of its assets including, without limitation, any of the Units; or

                           (iii) result in, require or permit the creation or
imposition of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance of any nature upon or with respect to the Units, or any other material assets of any Seller.

                  (b) The Disclosure Statement describes each consent or approval of, or registration, notification, filing and/or declaration with, any court, government or governmental agency or instrumentality, creditor, lessor or other person required to be given or made by any Seller in connection with the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated herein. Except as described in the Disclosure Statement, all such consents, approvals, registrations, notifications, filings and declarations have been obtained or made or will be obtained or made prior to the Closing without payment of premium or penalty by, or loss of benefit to, Company.

                  (c) There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the knowledge of any Seller, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, would have an adverse effect upon the ability of any Seller to enter into or perform its obligations under this Agreement or any such other agreements or instruments. No Seller has received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

         4.4 Ownership of the Units. Each Seller owns the Units ascribed to it on Schedule 1.1, beneficially and of record, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance. Except as described in the Disclosure Statement, there are no shareholder or other agreements affecting the right of any Seller to convey the Units to Buyer or any other right of any Seller with respect to the Units, all of which agreements shall be terminated prior to Closing, and each Seller has the absolute right, authority, power and capacity to sell, assign and transfer the Units owned by such Seller to Buyer free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance (except for restrictions imposed generally by applicable securities laws). Upon delivery to Buyer of the certificates for the Units at the Closing, Buyer will acquire good, valid and marketable title to the Units, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance (except for applicable securities laws restrictions).

         4.5 Brokers. No person acting on behalf of any Seller or any of their affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

         4.6 Full Disclosure.

                  (a) All documents and other papers delivered by or on behalf of any Seller in connection with the transactions contemplated by this Agreement are accurate and complete and are authentic. No representation or warranty of any Seller contained in this Agreement or the Disclosure Statement contains any untrue statement or omits to state a fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                  (b) Except as described in this Agreement or the Disclosure Statement, there is no fact known to any Seller (other than general economic or industry conditions) which materially adversely affects or, so far as any Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition or results of operations of Company (including in particular, but without limitation, Company's rights in, to and under all Intellectual Property (as hereinafter defined)) or the ability of any Seller to perform this Agreement.

         4.7 Securities Laws Matters. Each Seller further acknowledges that:

                  (a) The shares of Buyer Stock to be issued hereunder have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), in reliance upon United States federal and state exemptions for transactions not involving a public offering. In furtherance thereof, each Seller represents and warrants that he, she or it is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities
Act).

                  (b) The shares of Buyer Stock to be issued hereunder are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state and other securities laws pursuant to registration under the Securities Act or exemption therefrom. Sellers shall have no rights to require Buyer or any other person to register under the Securities Act the shares of Buyer Stock to be issued hereunder and Buyer has and shall have no obligation to effect any such registration at any time.

                  (c) Buyer has furnished each Seller with a copy of (i) Buyer's annual report for the year ended December 31, 2003 (the "Annual Report"), (ii) Buyer's Definitive Proxy Statement on Schedule 14A dated as of August 5, 2004 (the "Proxy"), (iii) Buyer's Annual Report on Form 10-KSB for the year ended December 31, 2003 as filed with the Securities Exchange Commission (the "SEC") on March 30, 2004 (the "10-K"), and (iv) all other reports and documents filed by Buyer with the SEC pursuant to the Securities Exchange Act of 1934, as amended, since March 30, 2004 (collectively, together with the Annual Report, the Proxy and the 10-K, the "Exchange Act Reports").

                  (d) Each Seller has been given the opportunity to examine to the full extent deemed necessary and desirable by such Seller all books, records and other information with respect to Buyer, to ask questions of and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which Buyer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information contained in the Exchange Act Reports, and each Seller is fully satisfied in all respects with such books, records, answers and all other information.

                  (e) No person has been authorized to make, and no Seller has relied on, any representations or warranties regarding Buyer other than those expressly set forth herein and in the Exchange Act Reports, and Buyer has no obligation to revise or update any information herein or therein.

          SECTION 5. REPRESENTATIONS AND WARRANTIES REGARDING COMPANY.

         Company and each Seller hereby represent and warrant to Buyer as of the date of this Agreement and as of the Closing Date as follows:

         5.1 Organization and Good Standing. Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary limited liability company power and authority to carry on its business to own and lease the assets which it owns and leases and to perform all its obligations. Company is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction identified in the Disclosure Statement, which includes each jurisdiction in which its ownership or leasing of assets or properties or the nature of its activities requires such qualification.

         5.2 Power and Authorization. Company has full legal right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "Company Transaction Documents") required to be delivered by it prior to or at the Closing. The execution, delivery and performance by Company of this Agreement and the Company Transaction Documents have been duly authorized by all necessary limited liability company action. This Agreement has been duly and validly executed and delivered by Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, each of the Company Transaction Documents shall constitute the legal, valid and binding obligation of Company, enforceable against it in accordance with its terms.

         5.3 No Conflicts.

                  (a) Except as described in the Disclosure Statement, the execution, delivery and performance of this Agreement and the Company Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

                           (i) violate or conflict with the certificate of
formation or operating agreement (or other organizational documents) of Company or any Law binding upon Company;

                           (ii) violate or conflict with, result in a breach of,
or constitute a default or otherwise cause any loss of benefit under any agreement or other obligation to which Company is a party or by which it or its assets are bound, or give to others any rights (including rights of termination, foreclosure, cancellation or acceleration), in or with respect to Company or any of its assets; or

                           (iii) result in, require or permit the creation or
imposition of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance upon or with respect to the Units, Company or any of its assets.

                  (b) The Disclosure Statement sets forth each consent or approval of, or registration, notification, filing and/or declaration with, any court, government or governmental agency or instrumentality, creditor, lessor or other person required to be given or made by Company in connection with the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated herein. Except as described in the Disclosure Statement, there are no such consents, approvals, registrations, notifications, filings or declarations which have been obtained or made or will be obtained or made involving payment of premium or penalty by, or loss of benefit to, Company. Upon consummation of the transactions contemplated by this Agreement, Company will be entitled to continue to use all of the assets and properties now used by it.

                  (c) There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the knowledge of Company and each Seller, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, would have an adverse effect upon Company's ability to enter into or perform its obligations under this Agreement or any of the other agreements or instruments contemplated hereby. Company has not received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

         5.4 Capitalization. The ownership of Company's authorized, issued and outstanding membership interests and its other securities are fully and accurately described in the Disclosure Statement. No person has any preemptive or other right with respect to any such equity interests or other securities and there are no offers, options, warrants, rights, agreements or commitments of any kind (contingent or otherwise) relating to the issuance, conversion, registration, voting, sale or transfer of any equity interests or other securities of Company (including, without limitation, the Units) or obligating Company or any other person to purchase or redeem any such equity interests or other securities. The Units constitute all of the issued and outstanding units of membership interests of Company and have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and have been issued in compliance with applicable securities and other Laws.

         5.5 Investments and Subsidiaries.

                  (a) Except as described in the Disclosure Statement, the business of Company is and has been conducted solely by and through Company and no other person, and Company does not directly or indirectly own, control or have any investment or other interest in any corporation, partnership, joint venture, business trust or other entity and Company has not agreed, contingently or otherwise, to share any profits, losses, costs or liabilities, or to indemnify any person or entity or to guaranty the obligations of any person or entity.

         5.6 Compliance with Laws.

                  (a) Except as described in the Disclosure Statement, Company is, and at all times since its formation has been in compliance with all applicable Laws and Company does not have any basis to expect, and has not received, any notice, order or other communication from any governmental agency or instrumentality of any alleged, actual, or potential violation of or failure to comply with any Law.

                  (b) All federal, foreign, state, local and other governmental consents, licenses, permits, franchises, grants and authorizations (collectively, "Authorizations") required for the operation of the business of Company as currently conducted are, except as otherwise described in the Disclosure Statement, in full force and effect without any default or violation thereunder by Company or, to the knowledge of Company and each Seller, by any other party thereto and Company has not received any notice of any claim or charge that Company is in violation of or in default under any such Authorization.

         5.7 Litigation. There are no claims, actions, suits, proceedings (arbitration or otherwise) or investigations involving or affecting Company or its businesses or assets, or its directors, officers or shareholders in their capacities as such, before or by any court or governmental agency or instrumentality, or before an arbitrator of any kind. To the knowledge of Company and each Seller, no such claim, action, suit, proceeding or investigation is presently threatened or contemplated and there are no facts which could reasonably serve as a basis for any such claim, action, suit, proceeding or investigation. There are no unsatisfied judgments, penalties or awards against or affecting Company or any of its businesses, properties or assets.

         5.8 Financial Statements.

                  (a) The Disclosure Statement includes: (i) the consolidated balance sheets of Company as at December 31, 2003 (including the notes thereto, the "Balance Sheet"), and the related consolidated statements of income, changes in stockholders' equity and cash flow for each of the fiscal years then ended (the "2003 Financial Statements"); and (ii) a consolidated unaudited balance sheet of Company as at August 31, 2004 (including the notes thereto, the "Interim Balance Sheet") and the related consolidated unaudited statements of income, changes in stockholders' equity and cash flow for the 6 months then ended, including in each case all notes thereto. The books and records of Company accurately and fairly reflect its business and the consolidated results of its operations, and such financial statements and notes accurately and fairly present the consolidated financial condition, cash flow and results of operations of Company as at the respective dates thereof and for the periods therein referred to, all in accordance with GAAP consistently applied, subject, in the case of the interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the 2003 Financial Statements).

                  (b) The Balance Sheet and the Interim Balance Sheet reflect all liabilities of Company, whether absolute, accrued or contingent, as of the respective dates thereof of the type required to be reflected or disclosed in a balance sheet (or the notes thereto) prepared in accordance with GAAP. Except as identified in the Disclosure Statement, Company does not have any liabilities or obligations of any nature that are not reflected on the Interim Balance Sheet other than current liabilities (within the meaning of GAAP) incurred since the date thereof. Except as described in the Disclosure Statement, there is no basis for the assertion against Company of any material liability (other than current liabilities referred to above) not fully reflected or reserved against in the Interim Balance Sheet.

                  (c) The Balance Sheet and the Interim Balance Sheet reflect reserves or other appropriate provisions at least equal to reasonably anticipated liabilities, losses and expenses of Company as of the respective dates thereof whether or not required to be disclosed by GAAP, including without limitation those with respect to income and other taxes (including alternative minimum tax), warranty claims, bad debts, unsalable inventories, salaries, vacation pay, and plans and programs (including medical and other benefits programs) for the benefit of present and former employees.

         5.9 Accounts Receivable; Accounts Payable. Company has neither any accounts receivable nor any accounts payable.

         5.10 Product Design; Warranties.

                  (a) Except as described in the Disclosure Statement: (i) Company has not agreed to become or otherwise is responsible for consequential damages or made any express warranties to third parties with respect to any products created, manufactured, sold, distributed or licensed, or any services rendered by Company; (ii) there are no warranties (express or implied) outstanding with respect to any such products or services; (iii) there are no design, manufacturing or other defects, latent or otherwise, with respect to any such products. A copy of each standard warranty of Company is included in the Disclosure Statement. The Company has not modified or expanded its warranty obligation to any customer beyond that set forth in such standard warranties.

         5.11 Real Property. The Disclosure Statement describes each interest in real property owned or leased by Company, including the location and a brief description thereof, the lessor of any such leased property and the principal terms and conditions of each lease and other agreement under which any such property is held. Such real estate and the premises located thereon occupied by Company are sufficient for its business and operational requirements. Except as described in the Disclosure Statement, Company has good and marketable title in fee simple to all of the real property reflected on the Balance Sheet as owned by it and owns all right, title and interest in all leasehold estates and other rights purported to be granted to it by the leases and other agreements listed in the Disclosure Statement, in each case free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim, lien or encumbrance. No such building or structure, or any appurtenance thereto or equipment therein, or the operation or maintenance thereof, violates any restrictive covenant or any Law (including without limitation any such Laws relating to health, safety, subdivision and zoning), or encroaches on any property owned by others. All governmental permits, approvals and licenses required in connection with the operation and, if applicable, ownership of such real property and all improvements thereon and the conduct of the Company's business thereon have been duly obtained, are in full force and effect and no proceedings are pending or threatened which could lead to a revocation or other impairment of any thereof. No condemnation proceeding is pending or threatened with respect to any real property identified in the Disclosure Statement.

         5.12 Personal Property. Except as described in the Disclosure
Statement: (a) Company has good and marketable title to all of its properties and assets (not including real property) free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance; and (b) all properties and assets owned or leased by Company are in the possession or under the control of Company and are in good condition and repair, ordinary wear and tear excepted, are suitable for the purposes for which they are being used and are of a condition, nature and quantity sufficient for the conduct of Company's business as it is presently conducted, and, to the knowledge of Company and each Seller, as it is proposed to be conducted.

         5.13 List of Properties, Contracts, etc. The Disclosure Statement lists or adequately describes the following:

                  (a) Each tangible asset (other than real property) carried as an asset on the records of or leased by Company with a fair market or book value in excess of $10,000 in respect of any item, and the location thereof;

                  (b) Each Authorization;

                  (c) Each (i) fictitious business name, tradename, registered and unregistered trademark, service mark and related application (together with the name ________, "Marks"), (ii) patent, patent right and patent application (collectively, "Patents"), (iii) copyright in published and material unpublished works ("Copyrights"), computer programs and software, including, without limitation, all Company Products (such computer programs and software, "Software"), (iv) proprietary formula, trade secret, formulation and invention ("Trade Secrets"), (the items referred to in clauses (i)-(iv) above are collectively referred to herein as "Intellectual Property"), and (v) license and permit issued or granted by any person relating to any of the foregoing; in each case owned, leased, used or held by, granted to or licensed by Company as either licensor or licensee, together with all other interests therein granted by Company to any other person and all agreements with respect to any of the foregoing to which Company is a party (including secrecy and non-disclosure agreements with current or former employees, consultants or contractors);

                  (d) Each outstanding loan or advance (excluding advances to employees for ordinary and necessary business expenses made in the ordinary course of business) by Company to any person (including any Seller and any director, officer, employee or equity owner of any Seller or Company);

                  (e) Each contract, agreement or commitment which restricts or purports to restrict any business activities or freedom of Company (or, to the knowledge of Company and each Seller, any of its officers or employees) to engage in any business or to compete with any person;

                  (f) Each contract, agreement, purchase order or other commitment involving the performance of services or delivery of goods or materials by or to Company: (i) of an aggregate amount or value in excess of $10,000, (ii) outside of the continental United States or (iii) which is not terminable by Company without payment of penalty or premium on less than 30 days notice;

                  (g) Each capital project currently undertaken or which has been approved by Company involving an estimated expenditure of more than $10,000;

                  (h) Each contract, agreement or commitment to which Company is a party or is otherwise bound providing for payments (contingent or otherwise) to or by any person or entity based on sales, purchases or profits, other than direct payments for goods and salesperson's commission arrangements described in the Disclosure Statement, and each other contract, agreement or commitment to which Company is a party or by which it or its assets are otherwise bound which is material to its business, operation, financial condition or prospects or which imposes material obligations or restrictions on Company or any of its assets;

                  (i) Each form of contract, agreement or commitment used by Company as a standard form in the ordinary course of business;

                  (j) Each policy and binder of insurance owned by, or maintained for the benefit of, or respecting which any premiums are paid directly or indirectly by Company;

                  (k) Each outstanding power-of-attorney or similar power granted by Company for any purpose whatsoever;

                  (l) Each evidence of indebtedness, note, advance, guaranty or letter of credit entered into, issued or to be issued, contingently or otherwise, by or for the benefit of Company, and all loan, security and other agreements relating thereto; and

                  (m) Each bank or other financial institution in which Company has a deposit account, line of credit or safe deposit box, the relevant account or other identifying number, and the names of all persons authorized to act or deal in connection therewith.

     Company has furnished to Buyer true and complete copies of each agreement, plan and other document required to be disclosed on the Disclosure Statement.

         5.14 Contracts. (a) Except as described in the Disclosure Statement, each contract, agreement and commitment to which Company is a party or by which it or its assets are bound (including without limitation, the Asset Purchase Agreement, dated as of November 7, 2003, by and between Company and Pac-Tech attached hereto as Exhibit 5.14(a)(1) (the "Pac-Tech APA"), and each of the inbound and/or outbound license agreements between Company, as successor-in-interest to PacTech pursuant to the PacTech APA, and Wells Fargo Investments, LLC attached hereto as Exhibits 5.14(a)(i) and 5.14(a)(ii) (together, the "Wells Fargo Licenses") and each other contract, agreement or commitment required to be identified in the Disclosure Statement) was made in the ordinary course of business, is in full force and effect and is valid, binding and enforceable against the parties thereto in accordance with its terms, and all rights in, to and under each such contract, agreement and commitment, including, without limitation, the Pac-Tech APA, the PacTech Licenses and the Wells Fargo Licenses, shall continue to accrue to Company after consummation of the transactions contemplated by this Agreement. Except as described in the Disclosure Statement, Company has performed all obligations required to be performed by it under each such contract, agreement and commitment, and no condition exists or event has occurred which with notice or lapse of time would constitute a default or a basis for delay or non-performance by Company or by any other party thereto. Except as described in the Disclosure Statement, each other party to each such contract, commitment and agreement has consented or been given sufficient notice (where such consent or notice is necessary) that the same shall remain in full force and effect following the Closing.

                  (b) Company provides goods and services only pursuant to duly authorized and executed written agreements and is not obligated to provide goods or services to any person pursuant to any agreement or understanding which is not contained in a writing, signed by all parties thereto. Except as described in the Disclosure Statement, Company does not provide, and is not obligated to provide, any services or goods to its clients and customers of any nature whatsoever.

         5.15 Intellectual Property.

                  (a) Except as otherwise described in the Disclosure Statement:
Company is the sole owner or has the exclusive perpetual right to use without consideration, all Intellectual Property, free and clear of any lien, security interest, restriction, encumbrance or other adverse claim; the Company has not granted or licensed to any person any rights with respect to any Intellectual Property and no other person has any rights in or to any of the Intellectual Property (including, without limitation, any rights to market or distribute any of the Intellectual Property); the rights of Company in and to any of the Intellectual Property will not be limited or otherwise affected by reason of any of the transactions contemplated hereby; and the Intellectual Property is sufficient for the conduct of the businesses of Company as such is presently conducted.

                  (b) The Disclosure Statement identifies, with respect to any Intellectual Property not owned exclusively by Company, all parties with any interest therein, the principal terms of all licenses or other agreements relating to such Intellectual Property, including the unexpired term thereof and the consideration therefor, and any limitations upon the use thereof by Company.

                  (c) Except as described in the Disclosure Statement, Company is not obligated, contingently or otherwise to: (i) develop, update, distribute or service any Software or other Intellectual Property; or (ii) pay royalties or license or similar fees to any person with respect to any Software or other Intellectual Property now used or distributed by Company or which is proposed to be used or distributed by Company.

                  (d) All employees of Company and all employees of Pac-Tech involved with the development, implementation, use or marketing of any Intellectual Property have entered into written agreements assigning to Company all rights to inventions, improvements, discoveries or information relating thereto.

                  (e) All of the Marks and Copyrights have been duly registered. All of the Marks, Copyrights and Patents are in compliance with all applicable legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable and are not subject to any maintenance fees or taxes or actions due within 90 days after the Closing Date. There is no patent or patent application, or trademark or trademark application pending which interferes or potentially interferes with any Patent or Mark or any rights of Company therein. No Mark, Copyright or Patent has been infringed, challenged or threatened in any way. None of the Marks, Patents or Copyrights nor any products manufactured or sold by Company, nor any processes or other Intellectual Property infringe or are alleged to infringe any trademark, copyright, patent or other proprietary right of any person. Company has taken all reasonable precautions to preserve and document its Trade Secrets and to protect the secrecy, confidentiality and value of its Trade Secrets. All documentation relating to Trade Secrets and Software of Company has been maintained only at its principal office.

         5.16 Taxes.

                  (a) All federal, state, local and foreign returns and reports relating to Taxes (as defined herein), or extensions relating thereto, required to be filed by or with respect to Company have been timely and properly filed, and all such returns and reports are correct and complete.

                  (b) All federal, state, local and foreign income, profits, franchise, sales, use, payroll, premium, occupancy, property, severance, excise, withholding, customs, unemployment, transfer and other taxes, including interest, additions to tax and penalties (collectively "Taxes") due or properly shown to be due on any return referred to in Section 5.16(a) by Company with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and timely paid or, in the case of Taxes not yet due, fully provided for on the Interim Balance Sheet or, in the case of Taxes accruing after the date of such financial statement, on the books of account of Company; and there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to any asset of Company.

                  (c) Except as described in the Disclosure Statement, no issues have been raised with any representative or employee of Company (and are currently pending) by the Internal Revenue Service ("IRS") or any other taxing authority in connection with any of the returns and reports referred to in subsection (a) above and no waivers of statutes of limitations have been given or requested with respect to any such returns and reports or with respect to any Taxes.

                  (d) The Disclosure Statement lists all elections by or with respect to Company for federal or state income or franchise tax purposes that are currently applicable. The Company is, and since its formation has been, treated as a partnership for federal income tax purposes. The books and records of the Company are sufficient to prove the correctness of all tax returns for open tax years and to determine and to prove the adjusted tax basis for federal income tax purposes of each asset of the Company.

                  (e) Company is not a party to any tax sharing agreement or tax indemnification agreement.

         5.17 No Employees. Company does not now have, and never has had, any employees.

         5.18 Directors, Officers and Employees. The Disclosure Statement sets forth the following information for each director, officer and employee of Company (including each such person on leave or layoff status): employee name and job title; current annual rate of compensation (identifying bonuses separately) and any change in compensation since the date of the Balance Sheet; vacation accrued and service credited for purposes of vesting; and any automobile leased or owned by Company primarily for use by any of the foregoing persons. Except as described in the Disclosure Statement, to the best knowledge of Company and each Seller, none of its employees, directors or officers is a party to, or is otherwise bound by, any agreement or arrangement with any person or entity other than Company which limits or adversely affects the performance of his or her duties, the ability of Company to conduct its businesses, or his or her freedom to engage in any of the businesses conducted by Company (including, without limitation, any confidentiality, non-competition or proprietary rights agreement). The Disclosure Statement describes each employment, severance, change of control, consulting, commission, agency and representative agreement or arrangement to which Company is a party or is otherwise bound, including, without limitation, all agreements and commitments relating to wages, hours or other terms or conditions of employment (other than unwritten employment arrangements terminable at will without payment of any contractual severance or other amount).

         5.19 Affiliate Agreements. Except as described in the Disclosure Statement, there are no agreements, arrangements or understandings between Company on the one hand and any Seller or any present or former director, equity owner or officer of any Seller or Company or any member of the immediate family of or any person or entity controlling or controlled by any of such persons (a "Related Party"). Except as described in the Disclosure Statement, no such Related Party has any interest in any property (real or personal, tangible or intangible) sold to, purchased by or otherwise used in or pertaining to Company's business; or any direct or indirect interest in any person or entity which has had business dealings or a financial interest in any transaction with Company or which is in competition with any business of Company. Except as described in the Disclosure Statement, all agreements and arrangements between Company and all Related Parties are terminable by Company, upon less than ten days notice, without payment of penalty or premium of any kind. No Seller has any claim or right against Company except as described in the Disclosure Statement.

         5.20 Environmental Matters.

                  (a) Company, including all of its businesses and operations are and always have been operated in compliance with all Environmental Laws (as defined below);

                  (b) There are no conditions on, about, beneath or arising from any real property which is now owned, used or leased to or by Company ("Current Real Property") which might, under any Environmental Law, (A) give rise to liability or the imposition of a statutory lien, or (B) which would or may require any response, removal or remedial action or any other action, including without limitation reporting, monitoring, cleanup or contribution;

                  (c) No substance regulated under any of the Environmental Laws ("Hazardous Substance") has been used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by Company or any third party on, about or beneath any Current Real Property.

                  (d) As used in this Agreement, the term "Environmental Laws" means all Laws concerning or relating to industrial hygiene or protection of human health or the environment, together with all other Laws concerning pollution or protection of the environment, public health and safety or employee health and safety, including Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Substances into ambient air, surface water, ground water or lands, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemical, industrial, Hazardous Substances or wastes.

         5.21 Absence of Certain Changes and Events

                  (a) Since the date of the Interim Balance Sheet, Company has conducted its businesses only in the usual and ordinary course consistent with past practice and there has not been any:

                           (i) declaration or payment of any dividend or other
distribution or payment in respect of the units of membership interest of Company or any repurchase or redemption of any such units of membership interest or other securities;

                           (ii) payment by Company of any bonus or increase of
any compensation payable to any Seller, director, officer or employee or entry into (or amendment of) any employment, severance or similar agreement with any Seller, director, officer or employee;

                           (iii) damage, destruction or loss to any asset or
property of Company, whether or not covered by insurance;

                           (iv) entry into, amendment, termination or receipt of
notice of termination of any agreement or other document or commitment which is required to be disclosed in the Disclosure Statement, or any transaction (including, without limitation, any such relating to capital expenditures);

                           (v) sale (other than sales of inventory in the
ordinary course of business), assignment, conveyance, lease, or other disposition of any asset or property of Company or mortgage, pledge, or imposition of any lien or other encumbrance on any asset or property of Company;

                           (vi) incurrence or repayment of any liability or
obligation (whether absolute or contingent) to any affiliated person, or, other than current liabilities incurred and obligations under agreements entered into in the ordinary course of business consistent with past practice, to any other person or any discharge or satisfaction of any lien, claim or encumbrance, other than in the ordinary course of business consistent with past practice;

                           (vii) write-down or write-off of the value of any
asset except for write-downs and write-offs in the ordinary course of business consistent with past practice, or any cancellation or waiver of any other claims or rights;

                           (viii) change in the business or operations of
Company or in the manner of conducting the same or entry by Company into any transaction, other than in the ordinary course of business consistent with past practice;

                           (ix) change in the accounting methods, principles or
practices followed by Company, except as required by GAAP, or any change in any of the assumptions underlying, or methods of calculating, any bad debt, contingency or other reserve;

                           (x) agreement, whether or not in writing, to do any
of the foregoing by Company.

                  (b) Since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets, prospects, working capital, or condition (financial or otherwise) of Company or any event, condition or contingency that is likely to result in such a material adverse change.

         5.22 Books and Records.

                  (a) The copies of the certificate of formation of Company, as certified by the Secretary of State of its jurisdiction of organization, and of its operating agreement, as certified by the Secretary of Company, which have been delivered to Buyer are true, complete and correct and are in full force and effect as of the date hereof.

                  (b) The ownership records of Company fairly and accurately reflect the record ownership of all of its units of membership interest. The minute books of Company contain complete and accurate records of all meetings held of, and limited liability company action taken by, the members, the board of directors and each committee of the board of directors of Company and no meetings of such members or of such board of directors or committee have been held for which minutes have not been prepared and included in such minute books. The other books and records of Company, including financial records and books of account, are complete and accurate in all material respects and have been maintained in accordance with sound business practices. Complete and accurate copies, as of the date hereof, of all such minute books and unit records have been made available to Buyer.

         5.23 Brokers. No person acting on behalf of Company, any Related Party or any of their affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

         5.24 Full Disclosure.

                  (a) All documents and other papers delivered by or on behalf of Company or Sellers in connection with the transactions contemplated by this Agreement are accurate and complete and are authentic. No representation or warranty of Company contained in this Agreement or the Disclosure Statement contains any untrue statement or omits to state a fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                  (b) Except as described in this Agreement or the Disclosure Statement, there is no fact known to Company (other than general economic or industry conditions) which materially adversely affects or, so far as Company can reasonably foresee, materially threatens, the assets, business, prospects, financial condition or results of operations of Company or the ability of Company to perform this Agreement.

         5.25 Cash and Cash Equivalents. The aggregate amount of cash and/or U.S. Treasury Bills included among the Closing Date Assets is not less than $1,000,000.

         5.26 Limitation on Liability. Each Seller's liability to Buyer for any damages arising from or related to any breach of any of the representations and warranties contained in this Section 5 shall be limited to such Seller's pro rata share of such damages, based upon such Seller's proportionate ownership of the Units immediately prior to the Closing.


              SECTION 6. REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer hereby represents and warrants to Sellers as of the date of this Agreement and of the Closing Date as follows:

         6.1 Organization and Good Standing. Buyer is a company duly organized and validly existing under the laws of the State of Israel and has all necessary corporate power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound.

         6.2 Power and Authorization. Buyer has full legal right, power and authority to enter into and, upon receipt of the approval of the Israeli Office of the Chief Scientist and the approval of Buyer's shareholders (including the approval of the requisite majority required under the Israeli Companies Law) to perform its obligations under this Agreement and under the other agreements and documents (the "Buyer Transaction Documents") required to be delivered by it prior to or at the Closing. The execution and delivery by Buyer of this Agreement and the Buyer Transaction Documents have been duly authorized by all necessary corporate action. Upon receipt of the approval of the Israeli Office of the Chief Scientist and the approval of Buyer's shareholders (including the approval of the requisite majority required under the Israeli Companies Law), the performance by Buyer of this Agreement and the Buyer Transaction Documents will have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Buyer and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, each of the Buyer Transaction Documents shall constitute the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

         6.3 No Conflicts.

                  (a) The execution, delivery and performance of this Agreement and the Buyer Transaction Documents do not and will not (with or without the passage of time or the giving of notice) following the receipt of the approval of the Israeli Office of the Chief Scientist and the approval of the shareholders of Buyer (including approval of the requisite majority as required under the Israeli Companies Law):

                           (i) violate or conflict with Buyer's articles of
association or any Law binding upon Buyer; or

                           (ii) violate or conflict with, result in a breach of,
or constitute a default or otherwise cause any loss of benefit under any material agreement or other material obligation to which Buyer is a party.

                  (b) There are no actions, proceedings or investigations pending or, to the knowledge of Buyer, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, could reasonably be expected to have an a material adverse effect upon the ability of Buyer to enter into or perform its obligations under this Agreement or any of the other agreements or instruments contemplated hereby. Buyer has not received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

         6.4 Brokers. No person acting on behalf of Buyer or any of its affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

              SECTION 7. OBLIGATIONS OF THE PARTIES UNTIL CLOSING

         7.1 Conduct of Business Pending Closing. Except as expressly provided herein, between the date hereof and the Closing, without the prior written consent of Buyer, Company and Sellers shall:

                  (a) cause Company to maintain its corporate existence, to pay and discharge all debts, liabilities and obligations as they become due, and to operate solely in the ordinary course in a manner consistent with past practice and the provisions of this Agreement and in compliance with all applicable Laws, Authorizations, contracts and agreements (including, without limitation, those identified in the Disclosure Statement);

                  (b) cause Company to maintain its facilities and assets in the same state of repair, order and condition as they were on the date hereof, reasonable wear and tear excepted;

                  (c) cause Company to maintain its books and records in accordance with past practice, and to use best efforts to maintain in full force and effect all Authorizations and all insurance policies and binders;

                  (d) use best efforts to preserve intact Company's present business organization and maintain its relations and goodwill with the suppliers, customers, employees and others having a business relationship with it;

                  (e) promptly advise Buyer in writing of the threat or commencement against Company or any Seller of any dispute, claim, action, suit, proceeding, arbitration or investigation by, against or affecting Company or any of its operations, assets or prospects, or which challenges or may affect the validity of this Agreement or any Buyer Transaction Document, Seller Transaction Document or Company Transaction Document (together, the "Transaction Documents") or any action taken or to be taken in connection with this Agreement or any Transaction Document or the ability of Company or any Seller to consummate the transactions contemplated herein or therein; and

                  (f) promptly advise Buyer in writing of any event or the existence of any fact which makes untrue, or will make untrue as of the Closing, any representation or warranty of Company or Sellers set forth in this Agreement or in any Transaction Document.

         7.2 Negative Covenants. Except as expressly provided herein, between the date hereof and the Closing, without the prior written consent of Buyer, Company shall not, and Sellers shall not cause or permit Company to:

                  (a) take any action or permit to occur any event which would breach any covenant of Company or any Seller, or cause any representation or warranty of Company or any Seller to be untrue as of the Closing;

                  (b) make any change in Company's authorized or issued capital stock; grant any stock option or other right to purchase Units of membership interest of Company or other securities of Company; issue or make any commitment to issue any security by Company, including any security convertible into membership interests of Company; grant any registration rights; or purchase, redeem, retire or make any other acquisition of any Units of membership interest or other securities of Company;

                  (c) amend the certificate of formation or operating agreement (or equivalent governing documents) of Company;

                  (d) fail to pay or discharge when due any liability or obligation of Company;

                  (e) enter into any agreement, commitment or transaction other than in the ordinary course of business, consistent with past practice, or which is material to the business, operations or financial condition of Company, whether or not in the ordinary course of business; or

                  (f) enter into any contract with any Seller or any affiliate of any Seller.

         7.3 Access to Information; Confidentiality. Prior to the Closing, Company shall, and each Seller shall cause Company to, give Buyer and its authorized representatives complete access to all of its personnel, books, records, plants, offices and other facilities and properties, and permit Buyer to make such inspections thereof as Buyer may request, and cause its officers and advisors to furnish Buyer with such financial, operating and other information regarding Company's business, agreements, commitments, liabilities, personnel and properties as Buyer may request. Buyer acknowledges that certain of the information which may be made available to it is proprietary and includes confidential information. Buyer shall hold all such information in confidence and shall not disclose it to any person before the Closing without the approval of Company or a Seller; provided, however, that the foregoing restriction shall not apply to any information which is or becomes publicly known or which is lawfully obtained from a third party, or to any disclosure required by law or in connection with the enforcement of Buyer's rights under this Agreement or any Transaction Document. If the transactions contemplated hereby are not consummated, Buyer shall return to Company all documents containing proprietary information.

         7.4 Best Efforts. Prior to the Closing, each party hereto shall use best efforts to cause to occur the transactions contemplated hereby and by the Transaction Documents, and to cause all conditions to the performance of the parties hereto that are within its control to be satisfied. Each Seller shall use best efforts to cause all agreements and covenants of each other Seller set forth herein or in any Transaction Document which are required to be performed prior to or at the Closing to be so performed. No party shall take any action to cause any such covenant, agreement, transaction or condition not to occur, be satisfied or be performed, as the case may be.

         7.5 Consents. Prior to the Closing, Company and each Seller shall, and each Seller shall cause Company to, use best efforts to obtain (and cooperate with the other parties hereto in obtaining) all consents, permits, Authorizations, approvals of, and exemptions by, any regulatory authority or third party necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

         SECTION 8. CERTAIN CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.

         The obligation of Buyer to consummate the acquisition of the Units is subject to the fulfillment by or at the Closing of each of the following conditions:

         8.1 Representations and Warranties. Company's and each Seller's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true and correct.

         8.2 Performance of Covenants. Company and each Seller shall have performed or complied with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

         8.3 Approvals. The consent or approval of Buyer's audit committee and board of directors shall not have been rescinded or modified in any respect, and the consent or approval of Buyer's shareholders (with the requisite majority required by the Israeli Companies Law), the Israeli Office of the Chief Scientist and all other persons necessary for the consummation of the transactions contemplated hereby shall have been obtained and no such consent or approval: (a) shall have been conditioned upon the modification, cancellation or termination of any lease, commitment, agreement, easement, right or Authorization of Company; or (b) shall impose on the Buyer, or Company any condition, provision or requirement not presently imposed upon Sellers or Company and which is described in the Disclosure Statement, or any condition that would be more restrictive after the Closing on Buyer, or Company than the conditions presently imposed on Sellers or Company, as the case may be.

         8.4 Legal Matters. The Closing shall not violate any order or decree of any court or governmental body of competent jurisdiction and no suit, action, proceeding or investigation, shall have been brought or threatened by any person (other than the Buyer or an affiliate of Buyer) which questions the validity or legality of this Agreement or the transactions contemplated hereby.

         8.5 Due Diligence Review. Buyer's due diligence investigation and review of Company's business, prospects, obligations, capitalization, and properties, including, but not limited to, an evaluation of the stock record books, minute books, financial records, tax returns, contracts, leases, Authorizations, employment agreements, employee benefit plans, all other contracts material to the operation of Company's businesses, compliance with laws, and environmental matters shall have been completed to Buyer's sole satisfaction.

         8.6 Closing Deliveries. Buyer shall have received the deliveries set forth in Sections 10.2(a) and 10.2(b).

         SECTION 9. CERTAIN CONDITIONS PRECEDENT TO SELLERS OBLIGATIONS

         The obligation of Sellers to consummate the sale of the Units is subject to the fulfillment by or at the Closing of each of the following conditions:

         9.1 Representations and Warranties. Buyer's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true and correct.

         9.2 Performance of Covenants. Buyer shall have performed or complied with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         9.3 Approvals. The consent or approval of all persons described on the Disclosure Statement pursuant to Section 4.3(b) shall have been obtained.

         9.4 Legal Matters. The Closing shall not violate any order or decree of any court or governmental body of competent jurisdiction and no suit, action, investigation, or legal or administrative proceeding shall have been brought or threatened by any person (other than any Seller or an affiliate of any Seller) which questions the validity or legality of this Agreement or the transactions contemplated hereby.

         9.5 Closing Deliveries. Sellers shall have received the deliveries set forth in Section 10.2(c).

                              SECTION 10. CLOSING.

         10.1 Time and Place of Closing. The closing of the purchase and sale of the Units (the "Closing") pursuant to this Agreement shall take place as soon as practicable after receipt of the approval of Buyer's shareholders (with the requisite majority required by the Israeli Companies Law) at the offices of Drinker Biddle & Reath LLP, 1000 Westlakes Drive, Berwyn, Pennsylvania, commencing at 10:00 A.M., local time or at such other date, time or place as may be agreed to by Buyer and Sellers (the "Closing Date"). Subject to Section 11, failure to consummate the Closing shall not result in the termination of this Agreement or relieve any person of any obligation hereunder. Notwithstanding the actual date of the Closing hereunder, the Closing shall be deemed for accounting and financial reporting purposes to have occurred on the close of business on September 30, 2004 (the "Effective Closing Date"). For all other purposes, including without limitation, the representations and warranties made by the parties herein, the conditions precedent provided herein and the covenants of the parties, the Closing Date shall be the date on which the Closing actually occurs.

         10.2 Deliveries at the Closing. At the Closing, in addition to the other actions contemplated elsewhere herein:

                  (a) Each Seller shall deliver, or shall cause to be delivered, to Buyer the following:

                           (i) certificates representing all of the Units owned
by such Seller, duly endorsed for transfer;

                           (ii) a certificate, dated the Closing Date and signed
by such Seller or, if applicable, the President or Vice President of such Seller, to the effect set forth in Sections 8.1, 8.2 and 8.3;

                           (iii) if applicable, copies of the resolutions of the
board of directors or corresponding governing body of such Seller authorizing the execution, delivery and performance of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing by the Secretary or an Assistant Secretary of such Seller;

                           (iv) an undertaking to the Israeli Office of the
Chief Scientist in the form attached hereto as Exhibit 10.2 (iv) executed by each of the Sellers;

                           (v) a Pledge Agreement, duly executed by such
Seller; and

                           (vi) such other documents and instruments as Buyer
may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

                  (b) Sellers shall, jointly and severally, cause Company to deliver to Buyer the following:

                           (i) a certificate, dated the Closing Date and signed
by the President or Vice President of Company, to the effect set forth in Sections 8.1, 8.2 and 8.3;

                           (ii) copies of Company's certificate of formation and
operating agreement, or the corresponding charter documents, and all amendments thereof to date, certified as of a recent date by the Secretary of State or corresponding certifying authority of its jurisdiction of organization and by the Secretary or an Assistant Secretary of Company;

                           (iii) a certificate of good standing of a recent date
for Company, certified by the Secretaries of State or corresponding certifying authorities of Company's jurisdiction of organization and of each state in which Company is qualified to do business;

                           (iv) copies of the resolutions of the board of
directors or corresponding governing body of Company authorizing the execution, delivery and performance of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing Date by the Secretary or an Assistant Secretary of Company;

                           (v) full and complete copies of the source code and
all executables relating to each Company Product;

                           (vi) the original corporate seals, minute books and
stock transfer and record books of Company as they exist on the Closing and such of its files, books and records as Buyer may request; and

                           (vii) such other documents and instruments as Buyer
may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

                  (c) Buyer shall deliver, or shall cause to be delivered, to Sellers the items described below:

                           (i) the Closing Payment;

                           (ii) a certificate, dated the Closing Date signed by
the Chief Executive Officer, President or a Vice President of Buyer, to the effect set forth in Sections 9.1, 9.2 and 9.3;

                           (iii) a copy of Buyer's Articles of Association and
all amendments thereof to date, certified as of a recent date by the Secretary or an Assistant Secretary of Buyer;

                           (iv) the Pledge Agreements, duly executed by the
Company; and

                           (v) a copy of the resolutions of each of the audit
committee, board of directors and shareholders (setting forth the approval by the requisite majority required by the Israeli Companies Law) of Buyer authorizing the execution, delivery and performance by Buyer of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing by the Secretary or an Assistant Secretary of Buyer.

         10.3 Default by Any Seller at the Closing. If any Seller shall fail or refuse to deliver any of the Units as provided in Section 1.1 or to take any other action required by this Agreement to have been taken prior to or at the Closing, such failure or refusal shall not relieve such or any other Seller of their obligations under this Agreement and Buyer, at its option and without prejudice to its rights against any such defaulting Seller, may either (i) acquire all the Units which the non-defaulting Sellers have agreed to sell to Buyer hereunder pursuant to the allocation set forth in Schedule 1.1 hereto, (in consideration for which the Purchase Price shall be reduced by the amount which would otherwise have been payable to the defaulting Seller) or (ii) determine to not make such acquisition and terminate all of its obligations hereunder. Sellers acknowledge that the Units are unique and agree that in addition to any other remedies against a defaulting Seller, Buyer shall have the right, without limitation, to seek and obtain all available equitable remedies to enforce delivery of the Units hereunder, including, without limitation, an action or suit for specific performance.

         10.4 Confidential Information. From and after the Closing, unless expressly consented to in writing by Buyer, Sellers shall not, and shall use best efforts to cause all affiliates not to, directly or indirectly, use or disclose to any third person, any trade secret, financial data, customer list, pricing or marketing policies or plans or other proprietary or confidential information relating to Buyer or Company.

                    SECTION 11. TERMINATION AND ABANDONMENT.

         11.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing:

                  (a) by Buyer or Sellers owning not less than 50% of the Units, if the Closing has not occurred by March 31, 2004;

                  (b) by mutual consent of Buyer and Sellers owning not less than 50% of the Units;

                  (c) by Buyer, pursuant to Section 10.3 or if any representation or warranty of any Seller made in or pursuant to this Agreement is untrue or incorrect in any material respect, any Seller materially breaches the covenants or other terms of this Agreement or any of the conditions precedent to Closing contained in Section 8 are not satisfied; or

                  (d) by Sellers owning not less than 50% of the Units, if any representation or warranty of Buyer made in or pursuant to this Agreement is untrue or incorrect in any material respect, Buyer materially breaches the covenants or other terms of this Agreement or any of the conditions precedent to Closing contained in Section 9 are not satisfied.

         11.2 Procedure for Termination. A party terminating this Agreement pursuant to Section 11.1 shall give written notice thereof to each other party hereto, whereupon this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any party; provided, however, that if such termination is by Buyer pursuant to Section 11.1(c) as a result of an intentional misrepresentation by any Seller of any material representation or warranty contained in this Agreement or an intentional breach by any Seller of any material covenant contained in this Agreement, or if such termination is by Sellers pursuant to Section 11.1(d) as a result of an intentional misrepresentation by Buyer of any material representation or warranty contained in this Agreement or an intentional breach by Buyer of any material covenant contained in this Agreement, nothing herein shall affect the non-breaching party's right to damages on account of such other party's breach.

                           SECTION 12. MISCELLANEOUS.

         12.1 Knowledge. All references in this Agreement to Sellers' knowledge respecting a particular matter shall conclusively be deemed and presumed to include, without limitation, all facts, circumstances and conditions known to Company regarding such matter.

         12.2 Survival of Representations and Warranties.

                  (a) The representations and warranties made by the parties in this Agreement and in the certificates, documents and schedules delivered pursuant hereto shall survive the consummation of the transactions herein contemplated. Anything in this Agreement to the contrary notwithstanding, the representations and warranties of Company and Sellers hereunder, and the right of Buyer to obtain relief for any breach thereof, shall not be affected by any investigation of Company made by Buyer or its agents or representatives.

                  (b) The disclosures in the Disclosure Statement shall relate only to the representations and warranties to which they expressly refer and to no other representation or warranty in this Agreement. In the event of any inconsistency between the statements made in the body of this Agreement and those contained in the Disclosure Statement (other than an express exception to a specifically identified statement), those in this Agreement shall control.

         12.3 Further Assurances. Each party hereto shall use best efforts to comply with all requirements imposed hereby on such party and to cause the transactions contemplated hereby to be consummated as contemplated hereby and shall, from time to time and without further consideration, either before or after the Closing, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement and to provide for the orderly and efficient transition of the ownership of Company to Buyer. Sellers shall, for five years after the Closing, retain their respective books and records relating to Company and shall, upon prior notice, provide Buyer and its authorized representatives reasonable access thereto. Each party shall promptly notify the other parties of any event or circumstance known to such party that could prevent or delay the consummation of the transactions contemplated hereby or which would indicate a breach or non-compliance with any of the terms, conditions, representations, warranties or agreements of any of the parties to this Agreement.

         12.4 Costs and Expenses. Except as otherwise expressly provided herein, each party shall bear its own expenses in connection herewith. Any and all transfer, sales, use, documentary and similar taxes and recording and filing fees incurred in connection with the transactions contemplated herein shall be divided equally between Sellers on the one hand and Buyer on the other hand.

         12.5 Public Announcements. Prior to the Closing, neither Company, Sellers nor Buyer shall make any public announcement or disclosure relating to the transactions contemplated herein without the prior agreement of each other party hereto, provided that each party shall use best efforts to consult with the other in advance of any disclosure required by law, but the agreement of the other parties hereto shall not be required.

         12.6 Notices. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

                  To Buyer:

                  Scanvec Amiable Ltd.
                  Two International Plaza
                  Suite 625
                  Philadelphia, PA  19113-1518
                  Telephone: (610) 521-6300
                  Telecopy: (610) 521-0111

                  With a copy, which shall not constitute notice, to:

                  Drinker Biddle & Reath LLP
                  Suite 300
                  1000 Westlakes Drive
                  Berwyn, PA 19312-2409
                  (215) 993-2200
                  Telecopy (215) 993-8585

                  Attention: Neil K. Haimm, Esq.

                  To Sellers:

                  To the respective addresses as set forth on Schedule 1.1


         12.7 Assignment and Benefit.

                  (a) Buyer may assign this Agreement in whole or in part to any subsidiary or to any person which becomes a successor in interest (by purchase of assets or stock, or by merger or otherwise) to Buyer. Sellers shall not assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without prior written consent of Buyer. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successors, heirs and assigns.

                  (b) This Agreement shall not be construed as giving any person, other than the parties hereto and their permitted successors, heirs and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and permitted successors, heirs and assigns and for the benefit of no other person or entity.

         12.8 Amendment, Modification and Waiver. The parties may amend or modify this Agreement in any respect, and Buyer, on the one hand, and Sellers owning, in the aggregate, Units constituting at least 50% of those to be sold to Buyer hereunder, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other, (b) waive any inaccuracies in representations and warranties by the other, (c) waive compliance by the other with any or all of the obligations contained in this Agreement, or (d) waive the fulfillment of any condition precedent to the performance under this Agreement of the waiving party. Any such amendment, modification, extension or waiver shall be in writing. The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

         12.9 Governing Law; Consent to Jurisdiction

                  (a) This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any federal court in the Eastern District of Pennsylvania or in any Pennsylvania state court in Philadelphia, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided herein. Nothing herein contained shall be deemed to affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than Pennsylvania. Nothing contained herein or in any Transaction Document shall prevent or delay Buyer from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Sellers of any of its obligations hereunder.

         12.10 Recovery of Costs; Limitation of Damages. If any dispute resolution, legal or equitable action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action, in addition to any other relief to which it or they may be entitled. Under no circumstances shall any party hereto be liable for any special, consequential, indirect or punitive damages for any misrepresentation or breach of any provision of, or any other matter arising pursuant to, this Agreement or any Transaction Document.

         12.11 Right of Set-Off. Buyer and Company shall have the right to set-off against any amount which may be owed by Buyer or Company to any Seller, any amount owed by any Seller to Company, Buyer or any other person pursuant to or resulting from any breach of this Agreement or any Transaction Document. The exercise of such right of set-off by Buyer or Company shall not constitute an event of default under any such obligation owed by Buyer or Company to Sellers.

         12.12 Section Headings and Defined Terms. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural, and the use of masculine pronouns shall include the feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

         12.13 Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

         12.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         12.15 Entire Agreement. This Agreement, together with the Disclosure Statement and the agreements, exhibits, schedules and certificates referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the purchase and sale of the Units and supersede all prior agreements and understandings. The submission of a draft of this Agreement or portions or summaries thereof does not constitute an offer to purchase or sell the Units, it being understood and agreed that neither Buyer nor Sellers shall be legally obligated with respect to such a purchase or sale or to any other terms or conditions set forth in such draft or portion or summary unless and until this Agreement has been duly executed and delivered by all parties.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, under seal, all as of the date first above written.

                                     SCANVEC AMIABLE LTD.




                                     By:
                                         -----------------------------------
                                         Name:  Mark Blundell
                                         Title: Chairman

                                     SCANVEC AMIABLE LTD.




                                     By:
                                         -----------------------------------
                                         Name:  Ramon Harel
                                         Title: Chief Executive Officer


                                     TREVED LLC


                                     By:
                                         -----------------------------------
                                         Name:
                                         Title:



                                     TWM ASSOCIATES LLC


                                     By:
                                         -----------------------------------
                                         Name:
                                         Title:




                                     ---------------------------------------
                                     Dan Purjes


                   [SIGNATURE PAGE TO UNIT PURCHASE AGREEMENT]

                                TABLE OF CONTENTS

                                                                           PAGE

SECTION 1.  ACQUISITION OF UNITS..............................................2

     1.1    Sale and Purchase of Units........................................2

SECTION 2.  PURCHASE PRICE AND PAYMENT........................................2

     2.1    Purchase Price....................................................2

SECTION 3.  ADJUSTMENT FOR LIABILITIES........................................3

     3.1    Closing Balance Sheet.............................................3

     3.2    Post Closing Adjustment...........................................4

SECTION 4.  REPRESENTATIONS AND WARRANTIES REGARDING SELLERS..................4

     4.1    Organization and Good Standing....................................4

     4.2    Power and Authorization...........................................5

     4.3    No Conflicts......................................................5

     4.4    Ownership of the Units............................................6

     4.5    Brokers...........................................................6

     4.6    Full Disclosure...................................................6

     4.7    Securities Laws Matters...........................................7

SECTION 5.  REPRESENTATIONS AND WARRANTIES REGARDING COMPANY..................8

     5.1    Organization and Good Standing....................................8

     5.2    Power and Authorization...........................................8

     5.3    No Conflicts......................................................8

     5.4    Capitalization....................................................9

     5.5    Investments and Subsidiaries......................................9

     5.6    Compliance with Laws.............................................10

     5.7    Litigation.......................................................10

     5.8    Financial Statements.............................................10

     5.9    Accounts Receivable; Accounts Payable............................11

     5.10   Product Design; Warranties.......................................11

     5.11   Real Property....................................................11

     5.12   Personal Property................................................12

     5.13   List of Properties, Contracts, etc...............................12

     5.14   Contracts........................................................14

     5.15   Intellectual Property............................................14

                                TABLE OF CONTENTS
                                   (continued)
                                                                           PAGE

     5.16   Taxes............................................................15

     5.17   No Employees.....................................................16

     5.18   Directors, Officers and Employees................................16

     5.19   Affiliate Agreements.............................................17

     5.20   Environmental Matters............................................17

     5.21   Absence of Certain Changes and Events............................18

     5.22   Books and Records................................................19

     5.23   Brokers..........................................................19

     5.24   Full Disclosure..................................................19

     5.25   Cash and Cash Equivalents........................................20

     5.26   Limitation on Liability..........................................20

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF BUYER..........................20

     6.1    Organization and Good Standing...................................20

     6.2    Power and Authorization..........................................20

     6.3    No Conflicts.....................................................20

     6.4    Brokers .........................................................21

SECTION 7.  OBLIGATIONS OF THE PARTIES UNTIL CLOSING.........................21

     7.1    Conduct of Business Pending Closing..............................21

     7.2    Negative Covenants...............................................22

     7.3    Access to Information; Confidentiality...........................23

     7.4    Best Efforts.....................................................23

     7.5    Consents.........................................................23

SECTION 8.  CERTAIN CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS..............23

     8.1    Representations and Warranties ..................................23

     8.2    Performance of Covenants ........................................24

     8.3    Approvals........................................................24

     8.4    Legal Matters....................................................24

     8.5    Due Diligence Review.............................................24

     8.6    Closing Deliveries...............................................24

                                TABLE OF CONTENTS
                                   (continued)
                                                                           PAGE

SECTION 9.  CERTAIN CONDITIONS PRECEDENT TO SELLERS OBLIGATIONS..............24

     9.1    Representations and Warranties...................................24

     9.2    Performance of Covenants.........................................24

     9.3    Approvals........................................................25

     9.4    Legal Matters....................................................25

     9.5    Closing Deliveries...............................................25

SECTION 10. CLOSING..........................................................25

     10.1   Time and Place of Closing........................................25

     10.2   Deliveries at the Closing........................................25

     10.3   Default by Any Seller at the Closing.............................27

     10.4   Confidential Information.........................................27

SECTION 11. TERMINATION AND ABANDONMENT......................................28

     11.1   Termination......................................................28

     11.2   Procedure for Termination........................................28

SECTION 12. MISCELLANEOUS....................................................28

     12.1   Knowledge........................................................28

     12.2   Survival of Representations and Warranties.......................28

     12.3   Further Assurances...............................................29

     12.4   Costs and Expenses...............................................29

     12.5   Public Announcements.............................................29

     12.6   Notices..........................................................29

     12.7   Assignment and Benefit...........................................30

     12.8   Amendment, Modification and Waiver...............................31

     12.9   Governing Law; Consent to Jurisdiction...........................31

     12.10  Recovery of Costs; Limitation of Damages.........................31

     12.11  Right of Set-Off.................................................32

     12.12  Section Headings and Defined Terms...............................32

     12.13  Severability.....................................................32

     12.14  Counterparts.....................................................32

     12.15  Entire Agreement.................................................32


Exhibits
--------

Disclosure Statement

Schedules
---------

Schedule A      -  Company Products
Schedule 1.1    -  Shares Issuable
Schedule 3.1    -  Exceptions to GAAP
Schedule 3.1(b) -  PacTech Licenses